UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

SOURCE INTERLINK COMPANIES, INC.

(Exact name of registrant as specified in this charter)

Delaware	001-13437	20-2428299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, including area code:  (239) 949-4450

Not applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure

On June 19, 2007, Source Interlink Companies, Inc. will hold a meeting of persons interested in participating in the syndication of certain credit facilities to be arranged for our benefit or in purchasing notes to be issued by us to finance the acquisition of Primedia Enthusiast Media, Inc.  At this meeting, we will present the following summary terms of the proposed senior secured credit facilities:

Borrower:	Source Interlink Companies, Inc.(the “Borrower”)

Guarantors:

Fully and unconditionally guaranteed on a joint and several basis by the Borrower and all of the existing and future, direct and indirect, wholly-owned, restricted, material domestic subsidiaries of the Borrower, except any indirect subsidiaries constituting controlled foreign corporations.

RC Borrowing Base:

Sum of (i) the lower of (x) 85% of the net orderly liquidation value of, and (y) 65% of the cost of, all eligible inventory of the Borrower and its subsidiaries and (ii) 85% of eligible accounts receivable of the Borrower and its Subsidiaries

Security:

RC:   First priority lien in all present and after-acquired accounts receivable, inventory and certain other assets of Borrower and the Guarantors and all proceeds of the foregoing, and a second lien on TLB collateral
TLB:   A first priority security interest in substantially all of the present and after-acquired assets of the Borrower and each Guarantor, and a second lien on RC collateral.

Structure:	$1,180mm Senior Secured Credit Facilities consisting of: - $300mm Asset Based Revolving Credit Facility (“RC”) - $880mm Term Loan B (“TLB”)

Accordion:	TLB: $200mm

Tenor:	RC:	6 years
	TLB:	7 years

Amortization:	RC:	None
	TLB:	1% per annum with the remainder due at maturity

Financial Covenants:	RC:	None
	TLB:	None

Negative Covenants:	Usual and customary for transactions of this type

Mandatory Prepayments:

(i) 50% of Excess cash flow
(ii) 100% of Debt Issuances (excluding permitted debt, with leverage-based step-downs to be agreed)
(iii) 100% of Asset Sales (subject to exceptions and re-investment rights)

In addition, we will provide the following financial information concerning Primedia Enthusiast Media, Inc.:

PUBLISHING

(in ‘000s)	For the Year Ended December 31,			LTM
AS REPORTED HISTORICAL FINANCIAL PERFORMANCE	2004	2005	2006	3/31/2007

Revenues	$516,632	$504,638	$524,836	$526,836
EBITDA	107,607	98,152	97,411	103,511
Margin %	20.8%	19.4%	18.6%	19.6%

Pro Forma Adjustments:
Revenue: Sale of Climbing and Other	($3,601)	($2,717)	($2,153)	($1,517)

EBITDA: Prior Corp. Overhead Allocation	$8,142	$8,476	$8,146	$8,102
EBITDA: Adjustment for Rent and Distribution Cost Savings	2,700	3,300	—	—
EBITDA: Sale of Climbing and Other	664	931	887	53

	For the Year Ended December 31,			LTM
PRO FORMA ADJUSTED HISTORICAL FINANCIAL PERFORMANCE	2004	2005	2006	3/31/2007

Revenues	$513,031	$501,921	$522,683	$525,319
Segment EBITDA (excludes shared services) (1)	119,113	110,859	106,444	111,666
Margin %	23.2%	22.1%	20.4%	21.3%

(1)             LTM EBITDA including the shared services allocation and annualized cost savings is $110.3 million.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 18, 2007

SOURCE INTERLINK COMPANIES, INC.

By:	/s/ Marc Fierman
Marc Fierman
Executive Vice President and Chief Financial Officer